Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

IHS News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Andy Schulz
IHS Inc.	IHS Inc.
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihs.com	andy.schulz@ihs.com

IHS Announces Intent to Acquire R.L. Polk & Co.,
A Global Leader in Automotive Information Solutions

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Combination would put IHS at center of today's most critical business decisions for automotive industry; would further establish IHS Automotive as vital strategic partner for the automotive industry worldwide

•	R.L. Polk brings to IHS an attractive financial profile and accretive growth trajectory

ENGLEWOOD, Colo. (June 10, 2013, 6:00 am EDT) - IHS Inc. (NYSE:IHS), the leading global source of critical information and analytics, has signed a definitive agreement to acquire R.L. Polk & Co., a recognized leader in providing automotive information and analytics solutions. The $1.4 billion transaction will be funded with 10 percent equity and the remainder with cash on hand, cash from an existing revolver and a new bank term loan. The acquisition is subject to customary closing conditions, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“The acquisition of R.L. Polk brings extensive and complementary information and analytical solutions that would establish IHS as a vital strategic partner of the global automotive value chain,” said IHS President and Chief Executive Officer Scott Key. “R.L. Polk has a long history of providing critical information to the automotive industry,” he said. “The combination with IHS Automotive creates a comprehensive capability that will significantly enhance customer's insights and decision processes across the full vehicle lifecycle with analytics from product planning through manufacturing, sales and into automotive aftermarkets.”

R.L. Polk consists of two divisions - Polk and CARFAX - that provide actionable market intelligence, powerful tools and analytics and extensive vehicle history data. For nearly a century, the company has synthesized the fragmented big data “exhaust” of the automotive industry into meaningful, insightful, reliable and intuitive offerings to stakeholders across the value chain:

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Polk provides mission-critical market data, analysis and tools for the entire automotive ecosystem. This division enables automotive business customers to improve, predict, analyze and measure performance.

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CARFAX provides consumers and automotive dealers with vehicle history information to enhance used vehicle purchase and sales decisions. This division is the primary source of vehicle history information for cars operating in the U.S. and Canada.

The products and services offered by R.L. Polk, Key said, are “complementary to existing IHS Automotive solutions and open up large adjacent markets.” The acquisition, he said, would also provide IHS with a high-growth U.S. asset, CARFAX, that can be replicated in other geographies to take advantage of the expected high growth in worldwide used car markets.

“The continued growth and transformation of the automotive industry through the next decade, led by global growth in light vehicle demand, technological changes and the transformation of the OEM supply chain, will fuel strong growth in demand for data, research and analytics to support investment decisions,” Key said. “IHS has successfully acquired and integrated more than 50 acquisitions since 2007. We look forward to combining R.L. Polk's market-leading information with IHS Automotive industry-leading forecasts and insights to create new efficiencies for customers and reduce decision times.”

IHS Chief Financial and IT Officer Todd Hyatt said R.L. Polk brings to IHS an attractive financial profile and accretive growth trajectory. “R.L. Polk is a significant, scaled asset with approximately $400 million in annual revenues, growing at mid to high single digits,” Hyatt said. “Approximately 75 percent of its overall revenue is recurring in nature, with approximately 90 percent renewal rates, attractive margins and high levels of free cash flow conversion.

“Polk has an adjusted EBITDA margin in the mid-20 percent range and we see a clear path to drive the business to an accretive margin level within the next six to eight quarters,” Hyatt added. “Most importantly, like IHS, this is an asset that creates high levels of free cash flow and the combination creates an impressive free cash flow engine at IHS going forward as the basis of solid shareholder value creation. We have secured attractive financing and we expect the acquisition to be significantly accretive to 2014 earnings per share, excluding purchase price amortization, which is indicative of the transaction's value.”

Stephen Polk, chairman, president and CEO of R.L. Polk & Co., said: “We're excited about the opportunities this acquisition would offer R.L. Polk clients by supporting solutions and analytics for our more than 30,000 customers worldwide. The IHS global reach would expand the unique and vital role we've played in the auto industry over all these years, helping stakeholders across the value chain - from manufacturers to consumers and a range of service providers in between - to function more intelligently and efficiently.”

M. Klein and Company acted as strategic and financial advisor to IHS in this transaction.

A conference call and webcast with IHS leadership to discuss details of the intent to acquire R.L. Polk & Co. will be conducted Monday, June 10 at 6:00 a.m. MDT/8:00 a.m. EDT. To hear the live event, open to investors and the news media, visit the IHS website at http://investor.ihs.com and log on at least 15 minutes prior to the start of the webcast.

Supplemental materials regarding the transaction will be posted to the IHS website at http://investor.ihs.com at least one hour in advance of the June 10 conference call and webcast. A replay of the June 10 webcast will be available approximately two hours after the conclusion of the live event. To access the webcast recording, visit http://investor.ihs.com.

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About IHS (www.ihs.com)
IHS (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today's business landscape. Businesses and governments in more than 165 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS is committed to sustainable, profitable growth and employs more than 6,700 people in 31 countries around the world.

About R.L. Polk & Co. (www.polk.com)
Polk is the premier provider of automotive information and marketing solutions. The organization collects and interprets global data, and provides extensive automotive business expertise to help customers understand their market position, identify trends, build brand loyalty, conquest new business and gain a competitive advantage. Polk helps automotive manufacturers and dealers, automotive aftermarket companies, finance and insurance companies, advertising agencies, media companies, consulting organizations, government agencies and market research firms make good business decisions. A privately held global firm, Polk is based in Southfield, Michigan with operations in Australia, Canada, China, France, Germany, Italy, Japan, South Korea, Spain, the United Kingdom and the United States.

CARFAX (www.carfax.com) is R.L. Polk & Co.'s vehicle history expert for used car buyers, sellers and the automotive industry. CARFAX created the Vehicle History Report in 1986 and maintains the largest vehicle history database ever assembled, comprising over 11 billion vehicle records from more than 75,000 data sources across North America. Over the past five years, CARFAX expanded operations to key countries in Europe.

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IHS FORWARD-LOOKING STATEMENTS: This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products, and services, and statements regarding future performance. Forward-looking statements are generally identified by the words "expect," "anticipate," "believe," "intend," "estimate," "plan" and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties--many of which are difficult to predict and generally beyond the control of IHS--that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.

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